Exhibit 3.3

SECOND AMENDED AND RESTATED BYLAWS
OF
PIONEER FINANCIAL SERVICES, INC.

ARTICLE I

OFFICES AND RECORDS

1.1                                 (a)                                  Registered Office and Registered Agent.  The registered office and the registered agent of the Corporation in the State of Missouri (“THE STATE”) shall be determined from time to time by the Board of Directors.  The address of the registered office and the name of the registered agent shall be on file in the appropriate office of the THE STATE pursuant to applicable provisions of law.  Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.  If the registered agent is an individual, he shall be a Missouri resident.

(b)                                 Corporate Offices.  The Corporation may have such corporate offices anywhere within and without THE STATE as the Board of Directors from time to time may appoint or the business of the Corporation may require.  The “principal place of business,” “principal business office,” and “executive office” of the Corporation may be determined from time to time by the Board of Directors.

1.2                                 (a)                                  Records.  The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of the shareholders and Board of Directors, and a list of the names and places of residence of the officers.  The Corporation shall keep at its registered office, its principal place of business in THE STATE or at the office of its transfer agent in THE STATE the stock records referred to in these Bylaws, and from time to time such other or additional records and information as may be required by law, including the shareholder lists mentioned in Section 3.13 of these Bylaws.

(b)                                 Inspection of Books.  A shareholder, if he demands to inspect the books of the Corporation pursuant to any statutory or other legal right, shall have access to and may examine such books for any proper purpose during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation.  No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the Corporation, nor shall such shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation.  The Corporation, as a condition precedent to any shareholder’s inspection of the books of the Corporation, may require the shareholder to indemnify the Corporation against any loss or damage which may be suffered by it arising out of any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

ARTICLE II

SEAL

2.1                                 Corporate Seal.  The corporate seal shall be in the form prescribed by the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE III

SHAREHOLDERS

3.1                                 Place of Meetings.  All meetings of the shareholders shall be held at such reasonably convenient place within the United States of America as the Board of Directors, or such other authorized persons who called the meeting, shall designate.  In the absence of such a designation, the meeting shall be held at the principal office of the Corporation.

3.2                                 Annual Meeting.  An annual meeting of the shareholders shall be held on the second Tuesday in January of each year, beginning with the year 1991, if not a legal holiday, and if a legal holiday, then on the next secular day following, at the hour of 10:00 a.m. or such other hour as may be designated in the notice of the meeting.

3.3                                 Special Meeting.  Special meetings of the shareholders may be held for any purpose or purposes and may be called by the Chairman of the Board (if any), by the President or by the holders of (or by any officer upon written request of the holders of) not less than one-fifth (1/5th) of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the Board of Directors or by the holders of not less than fifty-one percent (51%) of all outstanding shares entitled to vote at any such meeting.

3.4                                 Notice Required.

(a)                                  Kind and Manner.  Written or printed notice of such meeting of shareholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given, either personally or by mail, to each shareholder entitled to vote thereat, not less than ten (10) days nor more than fifty (50) days prior to the meeting by or at the direction of the President, the Secretary, or the officer or persons calling the meeting.  Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

(b)                                 Attendance and Waiver.  Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where such shareholder states at the opening of the meeting of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(c)                                  Other Waiver.  Any notice required to be given by any provisions of these Bylaws, the Articles of Incorporation, or any law may be waived in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice.

3.5                                 Presiding Officials.  Every meeting of the shareholders shall be convened by the President, Secretary, or other officer or by any other person who called the meeting by giving written notice as above provided, but it shall be presided over by the officers specified in Section 5.6 and 5.7 of these Bylaws; provided, however, that the shareholders may, notwithstanding anything herein to the contrary, select any person to preside at a meeting and any person to act as secretary of such meeting.

3.6                                 Business Which May Be Transacted at Meetings.

(a)                                  Annual Meetings.  At each annual meeting of the shareholders, the shareholders shall elect (by ballot if requested by any shareholder) a Board of Directors to hold office until the next succeeding annual meeting or until their successors shall have been elected and qualified, and they may transact such other business as shall come before the meeting, whether or not the same was specified in the notice of the meeting.

(b)                                 Special Meetings.  Special meetings may be called for any purpose or purposes, but business transacted at each special meeting of shareholders shall be confined to the purpose stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all outstanding shares of stock of the Corporation entitled to vote thereat.

3.7                                 Quorum; Shareholder Action.  Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.  Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation.  If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than ninety (90) days after such adjournment.  At such adjourned meetings at which a quorum is present any business may be transacted which might have been transacted at the meeting which was adjourned.

3.8                                 Method of Voting; Proxies.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

3.9                                 Number of Votes.  Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the Articles of Incorporation which is registered in his name on the books of the Corporation, except for those shares belonging or hypothecated to the Corporation; but in the election of directors cumulative voting shall prevail; that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by him, multiplied by the number of directors to be elected at such election, and he may cast the whole number of such votes for one candidate or distribute them among two or more candidates.  No person shall be entitled to vote any shares belonging or hypothecated to the Corporation.

3.10                           Shareholders Entitled to Vote.  If the Board of Directors does not close the transfer books of the Corporation or set a record date as provided in Section 7.3 of these Bylaws, only those shareholders who are shareholders of record at the close of business on the twentieth (20th) day, preceding the date of the shareholders’ meeting shall be entitled to notice of and to vote at the meeting and any adjournment thereof; except that if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders who are shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment thereof.  If the shareholders act by consent in lieu of a meeting as provided in Section 3.14 of these Bylaws, shareholders who are shareholders of record at the time designated in the written consent as the time the action was taken shall be entitled to consent.

3.11                           Voting by Ballot; Inspectors.  No vote shall be required to be taken by ballot unless a resolution requiring the same is adopted at a shareholders’ meeting by a majority of the shareholders present in person or by proxy, without regard to the number of shares held by each.  If a vote by ballot shall be required, the person presiding at the meeting shall appoint not less than two persons, who are not directors, as inspectors to receive and canvas the votes and certify the results to the person presiding.  In all cases where the right to vote any share shall be questioned, it shall be the duty of the inspectors, if any, or the person conducting the vote to examine the transfer books of the Corporation, and all shares that stand in the name of any person in the transfer books shall be voted by such person.  Any inspector, before entering the duties of office, shall take in writing and subscribe the following oath before any officer authorized by law to administer oaths: “I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

3.12                           Ownership of Shares.  The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as recorded on the stock record or transfer books of the Corporation as the holder of record and holder and owner in fact thereof and, accordingly, the Corporation shall not be required to recognize any equitable or other claim to or interest in such share on the part of any other person, firm, partnership, corporation or association, whether or, not the Corporation shall have express or other notice thereof, except as is otherwise expressly required by law.  The term “shareholders” as used in these Bylaws means one who is a holder of record of shares of the Corporation; provided however, that, if permitted by law:

(i)                                     shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine;

(ii)                                  shares standing in the name of a partnership (including any joint venture) may be voted by any general partner, agent or proxy of such partnership as permitted by the partnership agreement of such partnership;

(iii)                               shares standing in the name of a deceased person may be voted by such person’s administrator or executor, either in person or by proxy, and shares standing in the name of a guardian, curator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by such fiduciary without a transfer of such shares into such fiduciary’s name;

(iv)                              shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed;

(v)                                 a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred; and

(vi)                              shares standing in the name of two or more persons jointly may be voted by either of them in the absence of the other owner or owners or their proxies.

The casting of votes with respect to shares which are held of record by a corporation, partnership, deceased person, receiver, or joint owners shall constitute a certification by the person casting such votes that such person is entitled to vote such shares under the provisions of this Section 3.12, and the officers of the Corporation shall not be required to inquire into the accuracy of such certification.

3.13                           Shareholders Lists.  A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall for a period of ten (10) days prior to the meeting be kept on file in the registered office of the Corporation in THE STATE and shall at any time during the usual hours of business be subject to inspection by any shareholder.  Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in THE STATE, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting of shareholders.  Failure to comply with the foregoing provisions of this Section 3.13 shall not affect the validity of any election taken at any such meeting.

3.14                           Shareholders Action Without Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consents shall have the same force and effect as a unanimous vote of shareholders at a meeting duly held, and the Secretary shall file such consents with the minutes of the meetings of the shareholders.

ARTICLE IV

DIRECTORS

4.1                                 Number; Term; Qualification.  Unless otherwise provided by law, or the Articles of Incorporation of the Corporation, the number of directors to constitute the Board of Directors shall be not less than one (1) nor more than nine (9).  Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.  Each director, upon his election, shall qualify by accepting the office of director and his attendance at, or his written approval of the minutes of, the next meeting of directors after his election shall constitute his acceptance of such office, or he may execute such acceptance by a separate writing, which shall be placed in the minute book.  Directors need not be shareholders unless the Articles of Incorporation at any time so require.

4.2                                 Powers of the Board.  The property and business of the Corporation shall be controlled and managed by the Board of Directors.  The Board of Directors shall have and is vested with all the unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation or by these Bylaws, to do or cause to be done any and all lawful things for and on behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises and to seek the effectuation of its objects and purposes.  The Board of Directors shall have the power to set the compensation of the directors unless otherwise provided in the Articles of Incorporation.

4.3                                 Meetings of Newly Elected Board; Notice.  The members of each newly elected Board of Directors shall meet at such time and place as shall be provided for by resolution of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or, regardless of whether the time and place of such meeting shall be so provided by the shareholders, the members of such Board of Directors may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

4.4                                 Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time or times and place either within or without THE STATE as shall from time to time be fixed by resolution of a majority of the full Board of Directors and, if not so fixed, then at the principal business office of the Corporation.  Any business may be transacted at a regular meeting.  Special meetings of the Board of Directors may be held at any place either within or without THE STATE and may be called by the Chairman of the Board (if any), or the President, by giving no less than forty-eight (48) hours prior notice of such meeting to each director, either personally or by mail or telegram, stating the time, place and purposes of any such meeting.

4.5                                 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President, any Vice President, the Secretary, or any two (2) directors by giving or delivering written notice of such meeting to each director at least two (2) full days, not counting Sundays and legal holidays, before the day on which the meeting is to be held, either personally or by mail or telegram, stating the place, day and hour of the meeting and the purpose or purposes for which it is called.  The person or persons calling the special meeting may fix the place, either within or without THE STATE, a place for holding the meeting.  If notice is given by mail, it shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the director at his residence or usual place of business.  If notice is given by telegraph, it shall be deemed to be delivered when it is delivered to the telegraph company.  If notice is given in person, it may be given by an officer having authority to call the meeting or by any director.

4.6                                 Conference Call Meetings.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

4.7                                 Quorum; Corporate Action.  At all meetings of the Board of Directors a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business.  The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws, shall be the act of the Board of Directors.  Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

4.8                                 Waiver.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where he attends for the express purpose (and so states at the opening of the meeting) of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Any notice required to be given to a director by any provision of these Bylaws, the Articles of Incorporation or any law may be waived in writing signed by such director, whether before, at or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice.

4.9                                 Directors’ Action Without Meeting.  Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed severally or collectively by all of the directors.  The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held.  The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

4.10                           Vacancies.  If the office of any director becomes vacant by reason of death, resignation, removal from office or otherwise, or if a vacancy occurs by reason of the creation of a new directorship, a majority of the remaining directors, though less than a quorum, or the sole remaining director, may fill the vacancy until a successor shall have been duly elected at a shareholders’ meeting.

4.11                           Removal.  At a meeting of the shareholders called expressly for that purpose, directors may be removed in the manner herein provided.  The entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of stock of the Corporation then entitled to vote at an election of directors.  Less than the entire Board of Directors may be removed, with or without cause, but in such case no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

4.12                           Executive Committee and other Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate an Executive Committee, such committee to consist of two or more directors of the Corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board of Directors by the General Business Corporation Law of THE STATE.  The Board of Directors may also, by resolution or resolutions passed by a majority of the whole Board of Directors, designate other committees, with such persons, powers and duties as it deems desirable and as are not inconsistent with law.  The Executive Committee and other committees shall keep regular minutes of their proceedings and the same shall be recorded in the minute book of the Corporation.  The Secretary or an Assistant Secretary of the Corporation may act as secretary for any committee if such committee so requests.

4.13                           Compensation of Directors and Committee Members.  Unless otherwise provided in the Articles of Incorporation, directors and members of all committees shall not receive any stated salary for their services as such, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or committee; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

4.14                           Interest of Directors.  In case the Corporation enters into contracts or transacts business with one or more of its directors or with any firm of which one or more of its directors are members or with any other corporation or association of which one or more of its directors are members, shareholders, directors or officers, such transaction or transactions shall not be, invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation; provided that such contract or transaction is entered into in good faith and authorized or ratified on behalf of this Corporation by the Board of Directors or by a person or persons (other than the contracting person) having authority to do so, that the directors or other person or persons so authorizing or ratifying shall then be aware of the interest of such contracting person, and that the contract or transaction is not otherwise contrary to law.

ARTICLE V

OFFICERS

5.1                                 Elected Officers.  A President and a Secretary shall be elected annually by the Board of Directors at its first meeting following each annual shareholders’ meeting.  If the Board of Directors desires, a Chairman of the Board, a Vice Chairman of the Board,  one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers may be elected by the Board of Directors from time to time as it deems necessary or advisable.  The

Board of Directors may at any time it deems necessary or advisable elect officers to fill vacancies created by the death, inability or refusal to act, resignation, or removal of any officer.  If a Chairman of the Board of Directors is elected and a Vice Chairman of the Board of Directors is elected and if the Board of Directors designates the Chairman, or Vice Chairman in the absence of the Chairman, as having the sole powers of the Chief Executive Officer or coextensively with the President, the designation shall be filed in writing, and attested by the Corporation’s Secretary, with the Secretary of State of THE STATE.  Any two or more of such officers may be held by the same person.  An elected officer shall be deemed qualified when such officer begins the duties of the office to which such officer has been elected and furnishes any bond required by the Board of Directors, but the Board of Directors may also require of such person a written acceptance and promise to discharge faithfully the duties of such office.  The officers of the Corporation need not be members of the Board of Directors or shareholders in the Corporation.

5.2                                 Term of Office.  Each elected officer of the Corporation shall hold office for the term for which such officer was elected or until such officer resigns or is removed by the Board of Directors, whichever first occurs.

5.3                                 Appointed Officers and Agents; Terms of Office.  The Board of Directors from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable.  All appointed officers and agents shall hold their respective positions at the pleasure of the Board of Directors or for such terms as the Board of Directors may specify, and they shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or by an elected officer empowered by the Board of Directors to make such determinations.

5.4                                 Removal.  Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.5                                 Salaries, Compensation and Designation of Duties.  Salaries and compensation of all elected officers and of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same shall be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.  The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under the jurisdiction of such officer or executive employee, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

5.6                                 The Chairman and Vice Chairman of the Board.  The Board of Directors may elect a Chairman and Vice Chairman of the Board and may designate the Chairman of the Board, or the Vice Chairman in the absence of the Chairman, as having the sole powers of the Chief Executive Officer or as having the powers of the Chief Executive Officer coextensively with the

President.  If so designated and if notice of such designation, attested to by the Secretary of the Corporation, has been filed in writing with the Secretary of State of THE STATE the Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman of the Board,  shall have all the powers and duties of the President solely or coextensively with the President and such other powers and duties as the Board of Directors may determine, and any act required or permitted by law to be done by the President may be done instead by the Chairman of the Board, or in the absence of the Chairman of the board, the Vice Chairman of the Board, whether or not designated as having powers of a Chief Executive Officer, shall preside at all meetings of the shareholders and of the Board of Directors, except as otherwise specifically provided in Section 3.5 of these Bylaws Notwithstanding the foregoing, the board of Directors may provide that the Vice Chairman shall not serve as Chief Executive Officer in the absence of the Chairman of the Board.

5.7                                 President.  Unless the Board of Directors provides otherwise, the President shall be the Chief Executive Officer of the Corporation, with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of a Corporation, and  the President shall carry into effect all directions and resolutions of the Board of Directors.  The President, in the absence of the Chairman and Vice Chairman of the Board or if there be no Chairman or Vice Chairman of the Board, shall preside at all meetings of the shareholders and of the directors.  The President may execute all bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, and  the President  shall (unless the Board of Directors otherwise provides) be ex officio a member of all standing committees and have such other or further duties and authority as may be prescribed from time to time by the Board of Directors.  Unless the Board of Directors provides otherwise, the President, or any person designated in writing by the President, may (a) attend meetings of security holders of other corporations to represent this Corporation and vote or take action with respect to the securities of any such corporation owned by this Corporation in such manner as the President  or his designee may determine, and (b) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any such securities.

5.8                                 Vice Presidents.  The Vice Presidents in the order of their rank (as determined by the order of their election or as determined from time to time by the Board of Directors) shall, in the absence, disability, refusal or inability to act of the Chairman and Vice Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman and Vice Chairman of the Board and the President, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

5.9                                 Secretary and Assistant Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose.  He shall perform like duties for the Executive Committee and other standing committees when requested by the Board of Directors or such committee to do so.  He shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders, and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.  He shall have charge of the stock books, keep or supervise the keeping of a record of the issuance and transfer of stock, have custody of the seal of the Corporation and affix the same when duly authorized to do so, and when so affixed, he shall attest the same by his signature.  He shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision he shall be.  He shall have the general duties, powers and responsibilities of a Secretary of the Corporation.

Any Assistant Secretary, in the absence, disability, refusal or inability to act of the Secretary, may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

5.10         Treasurer and Assistant Treasurer.  The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts or receipts and disbursements in books belonging to the Corporation.  He shall keep or cause to be kept all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all monies and other valuable objects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse, or permit to be disbursed, the funds of the Corporation and shall furnish the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the Corporation.  The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.  He shall have general duties, powers and responsibility of a Treasurer of a Corporation, and shall be the chief financial and accounting officer of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the Corporation.  Any Assistant Treasurer, in the absence, disability, refusal or inability to act of the Treasurer, may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

5.11         Duties of Officers May Be Delegated.  If any officer of the Corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

6.1           Generally.  The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses., including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2           Derivative Suits.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any, threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

6.3           Expenses.  To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2, above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

6.4           Conditions.  Any indemnification under sections 6.1 or 6.2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VI.  The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

6.5           Advance of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

6.6           Rights Not Exclusive.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.7           Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

6.8           Entities Covered.  References to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VII

SHARES OF STOCK

7.1           Certificates for Shares of Stock.  The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stockbooks of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued.  Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued and number of shares represented thereby and shall be signed by the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed.  If the Corporation has a registrar or a transfer agent who is not the Corporation or any employee of the Corporation and who countersigned such certificates, the signatures of any of the other officers above mentioned may be facsimile, engraved or printed.  In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were an officer, transfer agent or registrar at the date of its issue.

7.2           Transfers of Shares; Transfer Agent; Registrar.  Transfer of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.  The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation.  The Corporation by resolution of the Board of Directors, may from time to time appoint one or more transfer agents and, if desired, one or more registrars, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or Corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent or clerk of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary shall perform all of the duties thereof.

7.3           Closing of Transfer Books; Record Date.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the shareholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books, or such record date fixed as aforesaid.  If the Board of Directors does not close the transfer books or set a record date for determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

7.4           Lost Mutilated or Destroyed Certificates.  In case of the loss, mutilation or destruction of any certificate for shares of stock of the Corporation upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked “duplicate”) in its place, upon the Corporation being fully indemnified therefor.

7.5           Power of Board.  The Board of Directors shall have the power and authority to make all such rules and regulations it may deem expedient concerning the issue, transfers, conversion and registration of certificates for shares of stock of the Corporation not inconsistent with any loan, the Articles of Incorporation, or these Bylaws.

ARTICLE VIII

GENERAL

8.1           Fixing of Capital; Transfers of Surplus.  Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon the Corporation by law with respect to:

(a)           The determination that part of the consideration received for shares of the Corporation shall be stated capital;

(b)           The increase of stated capital;

(c)           The transfer of surplus to stated capital;

(d)           The consideration to be received by Corporation for its shares; and

(e)           All similar or related matters; provided that any concurrent action required by law to be taken by the shareholders is duly taken.

8.2           Dividends.  Dividends upon the shares of the Corporation subject to the provisions of the Articles of Incorporation and of any applicable law or statue, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the Corporation’s stock.  Liquidation dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by laws.

8.3           Creation of Reserves.  Before the payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose deemed by the Board of Directors to be in the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

8.4           Articles of Incorporation.  Any reference herein made to the Corporation’s Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto as at any given time are on file with Secretary of State of THE STATE, pursuant to applicable law.  The Articles of Incorporation will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles of Incorporation, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

8.5           Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of October and end on the last day of September of each year.

8.6           Amendments.  The Bylaws of this Corporation may from time to time be repealed, amended or altered, or new Bylaws may be adopted, in either of the following ways:

(a)           By the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting thereof; or

(b)           If permitted by the Articles of Incorporation of the Corporation by resolution adopted by a majority of the members of the Board of Directors then in office, provided, however, that (i) the power of the directors to suspend, repeal, amend or otherwise alter the Bylaws or any portion thereof may be denied as to any Bylaw or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide, and (ii) the power to designate the number of directors of the Corporation as provided for in Section 4.1 of these Bylaws shall be vested exclusively in the shareholders of the Corporation.

ARTICLE IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

9.1           Contracts.  The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

9.2           Loans.  No loans shall be obtained on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

9.3           Checks, Drafts, etc.  All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

9.4           Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

CERTIFICATION

I, Alison LaBruyere, hereby certify that I am the Secretary of Pioneer Financial Services, Inc., a Missouri Corporation, and the keeper of its corporate records; that the foregoing Bylaws were duly adopted by the Board of Directors and shareholders of the Corporation as and for the Bylaws of said Corporation, effective as of the 29th day of  October, 2010; that the foregoing constitute the Bylaws of said Corporation; and that such Bylaws are now in full force and effect.

Dated:	November 30, 2010

/s/ Alison LaBruyere
Secretary